UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
_____________

FORM 8-K
_____________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: October 17, 2013
_____________

AMR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas		76155
(Address of principal executive offices)		(Zip Code)

(817) 963-1234
(Registrant's telephone number)

(Former name or former address, if changed since last report.)

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2691	13-1502798
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas		76155
(Address of principal executive offices)		(Zip Code)

(817) 963-1234
(Registrant's telephone number)

(Former name or former address, if changed since last report.)

_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations

AMR Corporation, the parent company of American Airlines, Inc., issued a press release on October 17, 2013 reporting third quarter 2013 results. The press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed herewith:

Exhibit Number                Description

99.1	Press Release dated October 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: October 17, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: October 17, 2013

EXHIBIT INDEX

Exhibit 99.1	Description Press Release

Contact:	Sean Collins
Media Relations
817 967 1577
mediarelations@aa.com

FOR RELEASE: Thursday, October 17, 2013

AMR CORPORATION REPORTS THIRD QUARTER NET PROFIT OF $530 MILLION, EXCLUDING REORGANIZATION AND SPECIAL ITEMS

On a GAAP Basis, Net Profit was $289 Million, a $527 Million Improvement over Third Quarter of Last Year

FORT WORTH, Texas - AMR Corporation, the parent company of American Airlines, Inc., today reported results for the third quarter ended September 30, 2013. Key highlights include:

•	Net profit of $530 million, excluding reorganization and special items, a $420 million improvement year-over-year; on that basis, it is the most profitable quarter in company history

•	Revenue of $6.8 billion, up 6.2 percent year-over-year; the highest quarterly revenue total in company history

•	Consolidated unit costs, excluding fuel and special items, improved 5.0 percent year-over-year, marking the fourth consecutive quarter of unit cost reduction

•
AMR ended the third quarter with approximately $7.7 billion in cash and short-term investments, including restricted cash, compared to a balance of approximately $5.1 billion at the end of the third quarter of 2012

•
American continued its fleet renewal, taking delivery of ten fuel-efficient Airbus A319s, eight Boeing 737-800s, and one Boeing 777-300ER in the quarter, while also placing into service four Embraer E-175s operated by one of its affiliated regional carriers

•
American and US Airways Group are vigorously defending the lawsuit filed by the Department of Justice seeking to enjoin their planned merger and continue to move forward with developing a merger integration plan

•
American accrued $59 million in employee profit sharing in the quarter, and has accrued a total of $65 million for employee profit sharing this year. The anticipated distribution would be the first profit sharing payout in thirteen years

“We are pleased to report our highest quarterly net profit in American’s history, excluding reorganization and special items, thanks to the hard work of the entire American team,” said Tom Horton, AMR’s chairman, president and CEO. “Continued execution on our product, network and alliance strategy, combined with cost efficiencies from restructuring and fleet renewal, creates strong momentum towards our planned merger with US Airways. And we are especially pleased to set aside $59 million this quarter in expectation of making our first profit-sharing payout since 2001 to our people who have done so much to put American back on top.”

In the third quarter of 2013, GAAP net profit was $289 million, a $527 million improvement compared to the prior-year period. Excluding reorganization and special items, the third quarter 2013 net profit was $530 million. This is a $420 million improvement compared to the prior-year period. In the quarter, AMR had $241 million of reorganization and special items, which are detailed below.

Financial Progress

AMR continued to drive profitability and significant margin expansion in the third quarter, achieving a pre-tax margin of 7.8 percent, excluding reorganization and special items, an improvement of 6.1 points over the prior-year period, and a GAAP pre-tax margin of 4.2 percent, an improvement of 7.9 points compared to the third quarter of 2012.

On a trailing twelve month basis, the third quarter marked AMR’s seventh consecutive quarter of improved pre-tax margins. This margin expansion is driven by the realization of restructuring efforts to improve the operational and financial performance of the company, and AMR expects to realize additional improvements as the company continues to implement new terms reached with certain vendors and suppliers. AMR also expects results going forward to be bolstered as it competes more effectively by better matching aircraft size with demand through the continued deployment of the new Airbus A319 narrowbodies and the new two-class large regional jets, both of which started entering into service in the third quarter.

“As we continue to deliver substantial margin expansion and record results, we are positioning the company for long-term success,” said Bella Goren, AMR’s chief financial officer. “In addition, our financing activities have significantly enhanced our liquidity, and are enabling us to pay down high-interest debt and efficiently fund our impending emergence from the restructuring process.”

In the third quarter of 2013, AMR strengthened its liquidity and reduced its effective interest rates through several key transactions. AMR completed a private offering of $1.4 billion of enhanced equipment trust certificates with a coupon of 4.95 percent. The proceeds from this offering were used to pay off in full three prior aircraft financings with coupons of 8.625 percent, 10.375 percent, and 13 percent. The third quarter also marked the closing of an $850 million term loan, secured by American’s South American slots, gates, and routes, incremental to the $1.05 billion term loan secured by the same collateral that closed in the second quarter.

Revenue Performance

For the third quarter of 2013, AMR reported record consolidated revenue of approximately $6.8 billion, up 6.2 percent versus the same period last year. Consolidated passenger revenue was approximately $6.0 billion, an increase of 6.4 percent - and the highest quarterly passenger revenue in company history. Mainline and regional passenger revenue and cargo revenue each increased year-over-year as total operating revenue in the third quarter of 2013 was approximately $399 million higher than the third quarter of 2012.

“American’s solid revenue momentum continued in the third quarter, with especially strong performance at our domestic hubs, and in the Atlantic and Caribbean regions,” said Virasb Vahidi, American’s chief commercial officer. “We’re particularly pleased with our strength across the Atlantic, reflecting the success of our joint business with British Airways, Iberia and Finnair.  Through this partnership, we offer our customers more New York-London travel options than any other alliance, with 17 daily nonstop flights from New York area airports.  This is yet another example of putting the customer at the center of everything we do.”

Consolidated passenger revenue per available seat mile (unit revenue) increased 3.4 percent versus the same quarter last year, to an all-time record for any quarter of 13.79 cents per available seat mile (ASM). Mainline unit revenue at American increased 4.0 percent versus the prior-year period, reaching an all-time record for any quarter of 13.11 cents per ASM.

The company’s unit revenue performance was driven by record passenger yield, or revenue per passenger mile, of 16.36 cents per mile, a 4.0 percent year-over-year improvement, and strong mainline and consolidated load factors, or percentage of seats filled, of 85.0 percent and 84.3 percent, respectively.

Operating Expense

For the third quarter, AMR’s consolidated operating expenses decreased $248 million, or 3.9 percent, versus the same period in 2012. Mainline and consolidated cost per available seat mile (unit cost) in the third quarter decreased 7.4 percent and 6.6 percent, respectively. Excluding special items, AMR’s consolidated operating expenses decreased $52 million, or 0.8 percent, year-over-year.

Fuel expense in the third quarter increased $40 million year-over-year on a 2.9 percent increase in ASMs. Taking into account the impact of fuel hedging, AMR paid $3.04 per gallon for jet fuel in the third quarter of 2013 versus $3.12 per gallon in the third quarter of 2012, a 2.6 percent decrease.

Excluding fuel and special items, mainline and consolidated unit costs in the third quarter of 2013 decreased 5.4 percent and 5.0 percent year-over-year, respectively, primarily driven by the company’s restructuring efforts. This was the fourth consecutive quarter of non-fuel unit cost reduction.

In addition, AMR achieved an operating profit of $713 million and an operating margin of approximately 10.4 percent, an improvement of approximately $451 million and 6.3 points, respectively, over the prior-year period, excluding special items in both periods. On a GAAP basis, AMR realized an operating profit of $698 million and an operating margin of approximately 10.2 percent, an improvement of approximately $647 million and 9.4 points, respectively, over the prior-year period.

An unaudited summary of third quarter 2013 results, including reconciliations of non-GAAP to GAAP financial measures, is available in the tables at the back of this press release.

Cash Position

The company ended the third quarter with approximately $7.7 billion in cash and short-term investments, including a restricted cash balance of $935 million, compared to a balance of approximately $5.1 billion in cash and short-term investments, including a restricted cash balance of approximately $847 million, at the end of the third quarter of 2012. The increase was generated by operating activities and by financing initiatives in 2013.

Fleet Renewal and Transformation

In the third quarter, American made significant progress on its fleet renewal program, adding new, efficient and more comfortable aircraft.

•
The newest member of America’s fleet - the Airbus 319 - went into service in September, flying from Dallas/Fort Worth to Charlotte, Cleveland, Memphis and Wichita. These modern and fuel-efficient aircraft represent an important milestone in the company’s journey to transform the travel experience for its customers. American took delivery of ten A319s in the third quarter.

•
The company launched its first service with the 76-seat Embraer E-175 operated by one of its affiliated regional carriers. This large regional aircraft in a two-class cabin configuration allows the company to better match supply and demand with the right amount of schedule frequency.

•	American also took delivery of eight Boeing 737-800s and one Boeing 777-300ER.

In the fourth quarter, American expects to take delivery of its first five Airbus A321 Transcon aircraft - specially configured with fully lie-flat First and Business Class seats. These aircraft are anticipated to enter service in January 2014.

Through the third quarter, American has taken delivery of 43 out of the 59 new mainline aircraft slated for delivery in 2013, including seven Boeing 777-300ERs.

Pending Merger with US Airways Group

•	In the third quarter, American and US Airways Group continued preparing for their planned merger announced on Feb. 14, 2013.

•	On Aug. 13, the Antitrust Division of the Department of Justice (DOJ) and certain states filed a lawsuit to enjoin the merger.

•
American and US Airways Group are vigorously defending the lawsuit. The trial is scheduled to begin Nov. 25. The company is confident that the merger would provide significant customer benefits and enhance competition in the airline industry.

•	On Oct. 1, American and US Airways Group announced they reached an agreement with the Texas Attorney General to support the proposed merger of American and US Airways Group.

•	American and US Airways Group continue to move forward with developing a merger integration plan designed to ensure a positive outcome for their customers, employees and stakeholders.

The merger is conditioned on the satisfactory resolution of the pending antitrust litigation with the DOJ and other customary closing conditions.

Operational Performance

American ran a solid operation during the busy summer travel season, achieving an on-time arrival rate of 79.5 percent, its best third quarter performance since 2010. American’s improved operational results for the quarter also include a completion factor of 99.0 percent, its best since 2010.

Recent Business Highlights

American has a strong commitment to its customers, its people, and the communities it serves. Recent American highlights include:

•
Launching new codeshare agreements with Bogota-based LAN Colombia and Sao Paulo-based TAM Airlines, which will add new service to key destinations and increase American's network connectivity in the Latin American region, further strengthening American’s relationship with LATAM Airlines Group

•
Strengthening its global presence to best meet customer demand by announcing that American will launch its first-ever nonstop service from Dallas/Fort Worth International Airport (DFW) to Hong Kong International Airport (HKG) and Shanghai Pudong International Airport (PVG) next year

•	Opening its Flagship Check-In for premium customers at Chicago’s O’Hare airport, making it American’s fourth airport to offer this enhanced customer experience

•
Announcing plans to hire 1,500 new pilots over the next five years. The company has offered to recall all of its furloughed pilots and will begin the new recruiting later this fall.  This is in addition to the hiring and training underway for 1,500 new flight attendants and the more than 1,200 Premium Services Representatives, Airport Agents and Reservations Agents who have joined the American team this year

Restructuring Progress

On Sept.12, the U.S. Bankruptcy Court for the Southern District of New York stated that it would enter an order confirming American’s Plan of Reorganization (the Plan). The next steps the company seeks to take are to achieve antitrust clearance and consummate the Plan and the company’s pending merger with US Airways Group.

The effective date of the Plan and American’s emergence from restructuring are expected to occur simultaneously with the closing of the merger with US Airways Group.

Reorganization and Special Items

AMR’s third quarter 2013 results include the impact of $241 million in reorganization and special items.

•
Of that amount, AMR recognized a $151 million loss in reorganization items resulting from the filing of voluntary petitions for reorganization under Chapter 11 by certain of its direct and indirect U.S. subsidiaries on Nov. 29, 2011. These items primarily consist of professional fees, as well as allowed and estimated allowed claim amounts.

•
In conjunction with the repayment of the existing financings, the company incurred cash charges of $19 million, included in interest expense, and a charge of $54 million, included in Miscellaneous, net, related to the premium on tender for the existing financings and to the write-off of unamortized issuance costs.

•	The company’s results for the third quarter also include special charges and merger-related expenses of $15 million.

Capacity Guidance

AMR estimates consolidated capacity in the fourth quarter of 2013 to be up approximately 3.5 percent versus the fourth quarter of 2012, primarily driven by the combination of an estimated 1.5 percent year-over-year increase in the average stage length per operation flown, and by new or increased capacity into South Korea, Mexico and Central and South America.

For the full year 2013, consolidated capacity is estimated to increase approximately 1.5 percent versus the prior year.

About American Airlines
American Airlines focuses on providing an exceptional travel experience across the globe, serving more than 260 airports in more than 50 countries and territories. American’s fleet of nearly 900 aircraft fly more than 3,500 daily flights worldwide from hubs in Chicago, Dallas/Fort Worth, Los Angeles, Miami and New York. American flies to nearly 100 international locations including important markets such as London, Madrid, Sao Paulo and Tokyo. With more than 500 new planes scheduled to join the fleet, including continued deliveries of the Boeing 737 family of aircraft and new additions such as the Boeing 777-300ER and the Airbus A320 family of aircraft, American is building toward the youngest and most modern fleet among major U.S. carriers. American's website, aa.com®, provides customers with easy access to check and book fares, and personalized news, information and travel offers. American's AAdvantage® program lets members redeem miles for flights to almost 950 destinations worldwide, as well as flight upgrades, vacation packages, car rentals, hotel stays and other retail products. The airline also offers nearly 40 Admirals Club® locations worldwide providing comfort, convenience, and an environment with a full range of services making it easy for customers to stay productive without interruption. American is a founding member of the oneworld® alliance, which brings together some of the best and biggest airlines in the world, including global brands like British Airways, Cathay Pacific, Iberia Airlines, Japan Airlines, LAN and Qantas. Together, its members serve more than 840 destinations served by some 9,000 daily flights to nearly 160 countries and territories. Connect with American on Twitter @AmericanAir or Facebook.com/AmericanAirlines. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.

Cautionary Statement Regarding Forward-Looking Statements and Information
This news release could be viewed as containing forward-looking statements or information. Actual results may differ materially from the results suggested by the statements and information contained herein for a number of reasons, including, but not limited to, risks related to the pending merger, including fulfillment of conditions, receipt of consents and approvals and the possible adverse consequences of the lawsuit by the

U.S. Department of Justice seeking to enjoin the merger, the company's ability to secure financing for all of its scheduled aircraft deliveries, the impact of the restructuring of the company and certain of its U.S. subsidiaries, the company's ability to refinance, extend or repay its near and intermediate term debt, the company's substantial level of indebtedness and related interest rates, the potential impact of volatile and rising fuel prices, impairments and restructuring charges, and the potential impact of labor unrest. Because of the company's restructuring, there can be no assurance as to the future value of the company's or any of its subsidiaries' securities, including AMR common stock. Accordingly, the company urges that caution be exercised with respect to existing and future investments in any of these securities (including AMR's common stock) or other claims. Readers are referred to the documents filed by the company with the Securities and Exchange Commission, including the company's Form 10-K for the period ended December 31, 2012, as amended by its Form 10-K/A filed April 16, 2013, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this news release. The company disclaims any obligation to update any forward-looking statement or information.

Detailed financial information follows:

AMR CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)(In millions, except per share amounts)

	Three Months Ended September 30,			Percent Change		Nine Months Ended September 30,			Percent Change
	2013		2012			2013		2012
Revenues
Passenger — American Airlines	$5,253		$4,909	7.0		$14,755		$14,303	3.2
— Regional Affiliates	766		748	2.5		2,197		2,208	(0.5)
Cargo	163		156	4.6		485		499	(2.8)
Other revenues	646		616	4.7		1,938		1,908	1.5
Total operating revenues	6,828	—	6,429	6.2		19,375	—	18,918	2.4
Expenses
Aircraft fuel	2,220		2,180	1.8		6,559		6,555	0.1
Wages, salaries and benefits	1,546		1,783	(13.3)		4,480		5,342	(16.1)
Other rentals and landing fees	338		329	2.9		1,028		990	3.8
Maintenance, materials and repairs	350		347	0.9		1,108		1,047	5.9
Depreciation and amortization	245		256	(4.1)		739		777	(4.9)
Commissions, booking fees and credit card expense	280		277	1.2		813		806	0.9
Aircraft rentals	186		137	35.8		529		410	29.1
Food service	154		139	10.7		442		394	12.2
Special charges and merger related	15		211	(92.9)		56		329	(83.0)
Other operating expenses	796		719	10.9		2,383		2,164	10.1
Total operating expenses	6,130		6,378	(3.9)		18,137		18,814	(3.6)
Operating Income (Loss)	698		51	*		1,238		104	*
Other Income (Expense)
Interest income	5		7	(24.2)		14		20	(28.7)
Interest expense	(206)		(161)	27.7		(637)		(503)	26.5
Interest capitalized	10		13	(19.7)		35		36	(4.1)
Miscellaneous, net	(67)		(11)	*		(70)		(29)	70.1
Total other income	(258)		(152)	69.4		(658)		(476)	33.8
Income (Loss) Before Reorganization Items, Net	440		(101)	*		580		(372)	*
Reorganization Items, Net	(151)		(137)	*		(435)		(1,767)	*
Income Before Income Taxes	289		(238)	*		145		(2,139)	*
Income tax	—		—	*		(22)		—	*
Net Income (Loss)	$289		$(238)	*		$167		$(2,139)	*

Earnings (Loss) Per Share
Basic	$0.86		$(0.71)			$0.50		$(6.38)
Diluted	0.76		(0.71)			0.49		(6.38)

Number of Shares Used in Computation
Basic	336		335			335		335
Diluted	388		335			387		335

Operating margin	10.2%		0.8%	9.4	pts	6.4%		0.5%	5.9	pts
Pre-tax margin	4.2%		(3.7)%	7.9	pts	0.8%		(11.3)%	12.1	pts

* indicates percentage is not meaningful

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

AMERICAN AIRLINES, INC. OPERATING STATISTICS BY REGION

	Three Months Ended September 30, 2013
	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change
DOT Domestic	12.8	4.6%	22.9	0.8%	85.2	(0.2)	15.0	4.9%
International	13.6	3.1	17.2	5.8	84.7	(0.8)	16.0	4.1
DOT Latin America	14.8	0.5	8.2	11.0	82.1	(2.1)	18.0	3.1
DOT Atlantic	13.4	11.4	6.4	(2.5)	88.3	0.9	15.2	10.3
DOT Pacific	10.3	(11.0)	2.6	12.5	84.2	(0.3)	12.2	(10.7)
1 Revenue Per Available Seat Mile
2 Available Seat Miles

	Nine Months Ended September 30, 2013
	RASM[1] (cents)	Y-O-Y Change	ASMs[2] (billions)	Y-O-Y Change	Load Factor (pts)	Y-O-Y Change (pts)	Yield (cents)	Y-O-Y Change
DOT Domestic	12.6	2.4%	67.2	(1.0)%	84.7	0.7	14.9	1.5%
International	12.8	2.0	49.0	3.6	81.9	(0.2)	15.7	2.3
DOT Latin America	14.0	(0.8)	25.1	8.2	80.1	(1.1)	17.5	0.6
DOT Atlantic	12.4	9.2	16.6	(3.6)	84.2	1.1	14.7	7.8
DOT Pacific	9.9	(6.8)	7.3	5.8	82.8	—	11.9	(6.8)
1 Revenue Per Available Seat Mile
2 Available Seat Miles

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended September 30,		Percent Change		Nine Months Ended September 30,		Percent Change
	2013	2012			2013	2012
AMR Corporation Consolidated
Revenue passenger miles (millions)	36,799	35,952	2.4		104,868	103,552	1.3
Available seat miles (millions)	43,644	42,423	2.9		126,561	125,410	0.9
Cargo ton miles (millions)	451	425	6.3		1,331	1,325	0.5
Passenger load factor	84.3%	84.8%	(0.5	) pts	82.9%	82.6%	0.3 pts
Passenger revenue yield per passenger mile (cents)	16.36	15.73	4.0		16.17	15.94	1.4
Passenger revenue per available seat mile (cents)	13.79	13.33	3.4		13.39	13.16	1.7
Cargo revenue yield per ton mile (cents)	36.12	36.71	(1.6)		36.42	37.63	(3.2)
Fuel consumption (gallons, in millions)	731	700	4.5		2,115	2,050	3.2
Fuel price per gallon (dollars)	3.04	3.12	(2.6)		3.10	3.20	(3.0)

American Airlines, Inc. Mainline Operations
Revenue passenger miles (millions)	34,078	33,302	2.3		97,068	95,849	1.3
Available seat miles (millions)	40,082	38,955	2.9		116,198	115,162	0.9
Cargo ton miles (millions)	451	425	6.3		1,331	1,325	0.5
Passenger load factor	85.0%	85.5%	(0.5	) pts	83.5%	83.2%	0.3 pts
Passenger revenue yield per passenger mile (cents)	15.42	14.74	4.6		15.20	14.92	1.9
Passenger revenue per available seat mile (cents)	13.11	12.60	4.0		12.70	12.42	2.2
Cargo revenue yield per ton mile (cents)	36.12	36.71	(1.6)		36.42	37.63	(3.2)
Operating expenses per available seat mile, excluding Regional Affiliates (cents) [1]	13.39	14.45	(7.4)		13.65	14.41	(5.2)
Fuel consumption (gallons, in millions)	643	618	3.9		1,858	1,815	2.4
Fuel price per gallon (dollars)	3.03	3.11	(2.4)		3.10	3.19	(2.8)

Regional Affiliates
Revenue passenger miles (millions)	2,721	2,649	2.7		7,800	7,703	1.3
Available seat miles (millions)	3,562	3,468	2.7		10,363	10,248	1.1
Passenger load factor	76.4%	76.4%	0.0 pts		75.3%	75.2%	0.1	pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	59,600	64,900			59,600	65,300
Other	13,200	13,000			13,500	13,000
Total	72,800	77,900			73,100	78,300

1 Excludes expenses incurred related to regional affiliates of $766 million and $2.3 billion for the three and nine months ended September 30, 2013, respectively, and $764 million and $2.3 billion for the three and nine months ended September 30, 2012, respectively.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)(In millions)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2013	2012		2013	2012
Operating Expense	$6,130	$6,378	(3.9)	$18,137	$18,814	(3.6)
Less Special Items:
Special charges and merger related	15	211		56	329
Operating Expense excluding special items	$6,115	$6,167	(0.8)	$18,081	$18,485	(2.2)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2013	2012		2013	2012
Net Income	$289	$(238)	*	$167	$(2,139)	*
Special Items:
Workers compensation	—	—		45	—
Interest expense	21	—		137	—
Special charges and merger related	15	211		56	329
Reorganization Items, Net	151	137		435	1,767
Miscellaneous, net	54	—		54	—
Total special items	$241	$348		$727	$2,096
Net Income excluding special items	$530	$110	381.8	$894	$(43)	(2,079.1)

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2013	2012		2013	2012
Pre-tax margin	4.2%	(3.7)%		0.8%	(11.3)%
Special items margin	3.6%	5.4%		3.8%	11.1%
Pre-tax margin excluding special items	7.8%	1.7%	6.1 pts	4.6%	(0.2)%	4.8 pts

	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2013	2012		2013	2012
Operating Profit	$698	$51	*	$1,238	$104	*
Special Items:
Workers compensation	—	—		45	—
Special charges and merger related	15	211		56	329
Operating Profit excluding special items	$713	$262	172.1	$1,339	$433	209.2

AMR believes that excluding the impact of special items from operating expense, net income (loss), and operating profit (loss), assists investors in understanding the impact of special items on the Company's results of operations.

* indicates percentage is not meaningful

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)(In millions, except as noted)

OPERATING EXPENSE PER AVAIALBLE SEAT MILE

AMR Corporation Consolidated	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2013	2012		2013	2012
Total Operating Expense	$6,130	$6,378	(3.9)	$18,137	$18,814	(3.6)
Available Seat Miles	43,644	42,423		126,561	125,410
Operating expenses per available seat mile (cents)	14.05	15.03	(6.6)	14.33	15.00	(4.5)

Items Excluded (per available seat mile)(cents):
Aircraft fuel	5.09	5.14		5.18	5.23
Workers compensation	—	—		0.04	—
Special charges and merger related	0.03	0.49		0.04	0.26
Operating expenses per available seat mile, excluding impact of fuel, merger, and special charges (cents)	8.93	9.40	(5.0)	9.07	9.51	(4.6)

American Airlines, Inc. Mainline Operations	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
	2013	2012		2013	2012
Total operating expenses	$6,133	$6,395	(4.1)%	$18,130	$18,853	(3.8)%
Less: Operating expenses incurred related to Regional Affiliates	766	764		2,268	2,262
Operating expenses excluding expenses incurred related to Regional Affiliates	$5,367	$5,631		$15,862	$16,591
American mainline operations available seat miles	40,082	38,955		116,198	115,162
Operating expenses per mainline operations available seat mile, excluding Regional Affiliates (cents)	13.39	14.45	(7.4)	13.65	14.41	(5.2)

Items Excluded (per mainline available seat mile)(cents):
Aircraft fuel	4.87	4.93		4.96	5.03
Workers compensation	—	—		0.04	—
Special charges and merger related	0.04	0.54		0.05	0.28
Operating expenses per mainline operations available seat mile, excluding Regional Affiliates, impact of fuel, merger, and special charges (cents)	8.48	8.98	(5.4)	8.60	9.10	(5.5)

AMR believes that operating expenses per available seat mile, excluding the cost of fuel, merger, and special items, assists investors in understanding the impact of fuel prices and merger and special items on the company's operations.

AMR CORPORATION
AIRCRAFT IN SERVICE
(Unaudited)

Aircraft in service as of September 30, 2013:

Mainline Aircraft:	YE2012A	1QA	2QA	3QA	4QE	YE2013E
Airbus A319	0	0	0	10	5	15
Airbus A321	0	0	0	0	5	5
Boeing 737-800	195	9	9	8	5	226
Boeing 757-200	102	(1)	(5)	(4)	(2)	90
Boeing 767-200ER	14	(2)	0	0	(3)	9
Boeing 767-300ER	58	0	0	0	0	58
Boeing 777-200ER	47	0	0	0	0	47
Boeing 777-300ER	2	3	3	1	1	10
McDonnell Douglas MD-80	190	(5)	(5)	(9)	(14)	157
Total Mainline Aircraft	608	4	2	6	(3)	617

Regional Aircraft:	YE2012A	1QA	2QA	3QA	4QE	YE2013E
Bombardier CRJ-200	12	11	0	0	0	23
Bombardier CRJ-700	47	0	0	0	0	47
Embraer RJ-135	21	(2)	(8)	(4)	(7)	0
Embraer RJ-140	74	0	0	0	0	74
Embraer RJ-145	118	0	0	0	0	118
Embraer E-175	0	0	0	4	12	16
Super ATR	9	(3)	(6)	0	0	0
Total Regional Aircraft	281	6	(14)	0	5	278

Regional fleet plan reflects plan for aircraft operated by wholly owned subsidiaries of AMR and aircraft under executed air service agreements that are operated by third parties.
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